UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 24, 2021

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 24, 2021, Synaptics Incorporated (the “Company”), entered into a Purchase and Sale Agreement with Escrow Instructions (the “Purchase Agreement”) with S B C & D Co., Inc. d/b/a South Bay Development Company (“South Bay”), pursuant to which the parties agreed to consummate a sale and leaseback transaction (the “Sale and Leaseback Transaction”). Under the terms of the Purchase Agreement, the Company agreed to sell its properties located at 1109-1251 McKay Drive and 1140-1150 Ringwood Court, San Jose, California (the “Real Property”) to South Bay, or an affiliate of South Bay (the “Buyer”), for a total purchase price of $58.0 million. The net proceeds to be received by the Company will be reduced by transaction commissions and expenses payable by the Company and incurred in connection with the Sale and Leaseback Transaction.

Upon the closing of the Sale and Leaseback Transaction, the Company will enter into a Lease (the “Lease Agreement”) with Buyer pursuant to which the Company will lease back from the Buyer the portion of the Real Property located at 1109 and 1151 McKay Drive, San Jose, California for an initial twelve (12) year term, unless earlier terminated or extended in accordance with the terms of the Lease Agreement. The Company shall have the option to extend the Lease Agreement for one additional seven (7) year term upon written notice to the Buyer no earlier than twelve (12) months and no later than nine (9) months before the end of the initial term.

The Company anticipates that the closing of the Sale and Leaseback Transaction will occur in its third quarter of fiscal 2022, subject to satisfaction of certain customary closing conditions for transactions of this type.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1 †	Purchase and Sale Agreement with Escrow Instructions, dated November 24, 2021, by and between Synaptics Incorporated and SBC & D Co., Inc. d/b/a South Bay Development Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	The exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding the expected timing of the closing of the Sale and Leaseback Transaction. Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company’s control that may cause actual results to differ materially from those described in or implied by any forward-looking statements, including the Company’s ability to consummate the Sale and Leaseback Transaction. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other risks described in documents filed by the Company from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Corporate Secretary

Date: December 1, 2021